As filed with the Securities and Exchange Commission on February 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROADZEN INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	98-1600102
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

111 Anza Boulevard, Suite 109
Burlingame, California 94010
(650)414-3530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rohan Malhotra
CEO and Director
111 Anza Boulevard, Suite 109
Burlingame, California 94010
(650)414-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason T. Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
(703) 749-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2025

Preliminary Prospectus

Roadzen Inc.

3,470,079 Ordinary Shares

This prospectus relates to the resale by the selling securityholders of up to an aggregate of 3,470,079 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Roadzen Inc. (“Roadzen,” “we,” “us” or the “Company”). The number of Ordinary Shares offered for sale by such selling securityholder consists of:

(i)	2,279 Ordinary Shares to be issued to Bruce Goldberg pursuant to his employment agreement with the Company dated as of February 1, 2024;

(ii)	100,000 Ordinary Shares to be issued to Carriage House Capital, Inc. (“Carriage House”) pursuant to a consulting agreement dated as of April 1, 2024;

(iii)	158,823 Ordinary Shares issuable to Supurna VedBrat, consisting of 58,823 Ordinary Shares issuable upon conversion of December 2023 Convertible Debentures (as defined below), and 100,000 Ordinary Shares issuable upon exercise of the warrants issued in connection with the March 2024 SPA (as defined below);

(iv)	70,588 Ordinary Shares issuable to TLG Fund I, LP (“TLG”) upon conversion of December 2023 Convertible Debentures;

(v)	1,900 Ordinary Shares to be issued to Sawyer-Dickinson Capital Advisors, Inc. (“Sawyer-Dickinson”) pursuant to a consulting agreement dated as of April 15, 2024;

(vi)	50,000 Ordinary Shares issuable to Krishnan-Shah Family Partners, LP (“Krishnan-Shah”) upon exercise of the warrants issued pursuant to the March 2024 SPA;

(vii)	1,582,517 Ordinary Shares held by or issuable to Mizuho Securities USA LLC (“Mizuho”), consisting of 150,000 Ordinary Shares issued to Mizuho pursuant to a subscription agreement between Mizuho and the Company (then named Vahanna Tech Edge Acquisition I Corp. (“Vahanna”)) dated as of November 22, 2021, and 1,432,517 Ordinary Shares issuable upon exercise of warrants dated as of May 14, 2024;

(viii)	25,000 Ordinary Shares transferred to Abha Kumar by Vahanna LLC on September 27, 2024;

(ix)	25,000 Ordinary Shares transferred to Diane Glossman by Vahanna LLC on September 27, 2024;

(x)	892,857 Ordinary Shares issued to Marco Polo Securities, Inc. (“Marco Polo”) pursuant to a subscription agreement dated as of December 27, 2024;

(xi)	335,000 Ordinary Shares issued to Avacara PTE, Ltd (“Avacara”) pursuant to a subscription agreement dated as of December 27, 2024; and

(xii)	226,115 Ordinary Shares issuable upon exercise of the warrants issued to employees of ThinkEquity LLC (“ThinkEquity”) dated as of January 6, 2025 and December 15, 2024.

We are registering these shares on behalf of the selling securityholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to them. The selling securityholders identified in this prospectus, or their transferees, pledgees or donees, or their respective successors, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling securityholders may resell the shares directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling securityholders, see the section entitled “Plan of Distribution” on page 9.

Our registration of the Ordinary Shares covered by this prospectus does not mean that the selling securityholders will offer or sell any of the shares. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The selling securityholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of our Ordinary Shares.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares and public warrants are listed on The Nasdaq Stock Market under the symbol “RDZN” and “RDZNW,” respectively. The last reported sale price of our Ordinary Shares and public warrants on February 3, 2025 was $1.32 and $0.08, respectively.

Investing in our securities involves certain risks. See the risk factors in our most recent Annual Report on Form 10-K filed on July 1, 2024, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February        , 2025

You should rely only on the information contained in this prospectus. Neither we nor the selling securityholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Roadzen Inc. and its subsidiaries. Unless the context otherwise requires, the terms “Roadzen,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to Roadzen Inc.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended March 31, 2024 and 2023 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

Roadzen Inc. is a leading Insurtech company on a mission to transform global auto insurance powered by advanced artificial intelligence (“AI”). At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, Application Programming Interface, or API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, mobile, and AI-based telematics applications for the auto insurance economy.

Roadzen has four major client types:

●	Insurance — including insurance companies, reinsurers, agents, brokers;

●	Automotive — including carmakers, dealerships, online-to-offline car sales platforms;

●	Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and

●	Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, and our partners consist of market-leading insurance companies, fleets, automotive original equipment manufacturers (“OEMs”) and carmakers, including AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo and several others. In June of 2023, we made two acquisitions as part of our market entry strategy into the important U.S. and U.K. markets. Our subsidiary in the U.K., Global Insurance Management Ltd. (“GIM”), is a leading specialist Managing General Agent (“MGA”) providing auto insurance, extended warranties, and claims management to insurers, car dealers, car companies, and fleets. GIM delivers services globally, leveraging its MGA license in the U.K. market and using third-party licenses elsewhere. GIM provides brokerage services to insurance companies, where it acts as a delegated authority of the insurance company to sell the insurer’s policies using its brokerage platform, as well as to adjudicate and pay claims. GIM collects a commission and an administrative fee as a percentage of the Gross Written Premium (“GWP”) for each policy sold from the insurer/re-insurer during this process. GIM’s specialty insurance contracts typically have an average term of five years. GIM is headquartered in Coventry, England. Roadzen’s subsidiary in the U.S., National Automobile Club (“NAC”), is a licensed auto club in California and a provider of claims management and 24/7 commercial roadside assistance (“RSA”) in the U.S. NAC focuses on the commercial automotive industry and its network comprises over 75,000 professional service providers, offering tow, transport, and first notice of loss (“FNOL”) services. NAC’s customers include government fleets, enterprises, commercial fleets, car companies and insurers across the U.S. NAC is headquartered in Burlingame, California.

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Our mission is to build the leading company at the intersection of artificial intelligence (“AI”), insurance and mobility. To further our mission, we have built a pioneering lab focused on fundamental and applied AI research. We work on core research areas in computer vision, generative AI, and traditional machine learning to develop product experiences that improve the safety, convenience, and protection of millions of drivers across the world. Roadzen is a founding member of the AI Alliance fostering safe, responsible, and open source development alongside industry leaders such as Meta, IBM, Hugging Face, Stability AI, AMD, Service Now, and others. Our approach to build precision AI models in insurance and mobility has won several industry accolades. In October 2021, Forbes Magazine ranked Roadzen among the Top 10 AI companies. In 2022, Financial Express named Roadzen AI Startup of the Year. Additionally, the Company won two awards at the prestigious Global Artificial Intelligence Summit & Awards: “Best Use of AI in Mobility” and “Best Use of AI in Insurance,” both presented by the All India Council for Robotics & Automation (AICRA).

Recent Development

On December 12, 2024, we announced that we had reached an agreement in principle with Mizuho to extend the maturity date of the Company’s $11.5 million 15% senior secured notes by one year, to December 31, 2025. The extension is an agreement in principle and has not yet been memorialized in any definitive documentation. As such, the completion of the extension is subject to, among other things, the negotiation of definitive agreements for the extension and satisfaction of the conditions negotiated therein.

On December 15, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, as the representative of the underwriters named therein, relating to a firm commitment underwritten public offering of an aggregate of up to (i) 1,900,000 Ordinary Shares at a price to the public of $1.25 per Ordinary Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 400,000 Ordinary Shares at a price to the public of $1.249 per Pre-Funded Warrant. The closing of the offering occurred on December 17, 2024. The net proceeds to the Company from the sale of the Ordinary Shares and the Pre-Funded Warrants, including 300,000 shares sold upon full exercise of the underwriter’s option to purchase additional shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, was approximately $2.5 million. Upon closing of the offering, the Company issued certain employees of ThinkEquity warrants to purchase up to 115,000 shares of Ordinary Shares. Such warrants will be exercisable at a per share exercise price of $1.5625, and are exercisable, in whole or in part, during the five year period commencing on December 15, 2024.

On December 27, 2024, we entered into two separate subscription agreements (the “Subscription Agreements”) with related parties, Marco Polo and Avacara. Pursuant to the terms of the Subscription Agreements, on that date, approximately $3.5 million in aggregate of liabilities of the Company to such entities was canceled in exchange for the issuance of an aggregate of 1,227,857 Ordinary Shares (with 892,857 Shares issued to Marco Polo and 335,000 Shares issued to Avacara), as contemplated by the binding term sheets entered into by the Company on July 18, 2024 and reported in the Form 8-K filed by the Company on July 23, 2024.

On January 2, 2025, we entered into a placement agency agreement (the “Agency Agreement”) with ThinkEquity, pursuant to which the Company agreed to issue and sell directly to one or more investors, in a best efforts offering, an aggregate of 2,222,300 Ordinary Shares at an offering price of $2.25 per Ordinary Share. The offering closed on January 6, 2025. The Company received gross proceeds of approximately $ 5.0 million in connection with the offering, before deducting placement agent fees and other offering expenses payable by the Company. As part of its compensation for acting as placement agent for the offering, the Company paid ThinkEquity a cash fee of 7.0% of the aggregate gross proceeds and also issued to certain employees of ThinkEquity warrants to purchase 111,115 Ordinary Shares. Such warrants have a term of five years commencing January 2, 2025, are exercisable commencing July 1, 2025, and have an exercise price of $2.8125 per Ordinary Share.

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Other Information

We were incorporated in the British Virgin Islands on April 22, 2021. Roadzen, Inc. (“Roadzen (DE)”) was incorporated in the State of Delaware on May 7, 2015. Our principal executive offices are located at 111 Anza Blvd., Suite 109 Burlingame, CA 94010. We also maintain a website at www.roadzen.ai. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The Offering

On November 22, 2021, Mizuho and Vahanna entered into a Subscription Agreement, pursuant to which Vahanna issued to Mizuho an aggregate of 150,000 shares of Vahanna’s Class B ordinary shares, par value $0.0001 per share, for an aggregate purchase price of $500,000. On September 20, 2023, Vahanna, Roadzen (DE), and Vahanna Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Vahanna (“Merger Sub”), consummated the business combination pursuant to the Agreement and Plan of Merger, dated February 10, 2023, by and among Vahanna, Roadzen (DE) and Merger Sub, as amended by the First Amendment to the Agreement and Plan of Merger, dated June 29, 2023 (as so amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Roadzen (DE), with Roadzen (DE) surviving the merger as a wholly owned subsidiary of Vahanna (the “Merger,” and together with the other transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, the “Business Combination”). On September 27, 2024, Vahanna LLC transferred 25,000 Ordinary Shares to each of Abha Kumar and Diane Glossman.

On June 30, 2023, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Mizuho, as administrative agent and collateral agent, and as a purchaser, pursuant to which Mizuho purchased an aggregate principal amount of $7,500,000 of senior secured notes (the “Mizuho Notes”). The Mizuho Notes bear interest at a rate of 15.0% per annum, which would automatically increase by 5% if the Company fails to prepay the Mizuho Notes upon the occurrence of certain mandatory prepayment events as set forth in the Note Purchase Agreement. The Mizuho Notes were originally scheduled to mature on June 30, 2024. On June 30, 2024, Mizuho granted to the Company a waiver of payment until July 31, 2024. On July 26, 2024, the Company entered into Amendment No. 1 to the senior secured notes, providing for an additional $4 million in principal amount to a total of $11.5 million, and an extension of the maturity date to December 31, 2024. Terms of the notes are otherwise the same as the original notes issued in June 2023, including an interest rate of 15% per annum, and did not require any additional warrants. On December 12, 2024 the Company announced an agreement in principle with Mizuho to extend the maturity date to December 31, 2025.

Pursuant to the Note Purchase Agreement, because the Mizuho Notes were not repaid in full by December 30, 2023, the Company became obligated to issue to the noteholders, warrants to purchase Ordinary Shares equal to 2.5% of the ownership interests of the Company on a fully diluted basis as of June 30, 2023, the date of the closing on the Note Purchase Agreement (the “Mizuho Warrants”). The shares underlying the Mizuho Warrants are referred to herein as the “Mizuho Warrant Shares.” On May 14, 2024, the Company issued the Mizuho Warrants representing a right to purchase 1,432,517 Ordinary Shares at a purchase price of $0.001 per share. The Mizuho Warrants will expire five (5) years after issuance or earlier upon a voluntary or involuntary dissolution, liquidation, or winding up of the issuer.

On December 15, 2023, the Company entered into a Securities Purchase Agreement (the “December 2023 Convertible SPA”), among the Company and the investors party thereto. Pursuant to the terms of the December 2023 Convertible SPA, the Company may issue and sell an aggregate of up to $50 million in principal amount of convertible debentures (the “December 2023 Convertible Debentures”), on a private placement basis (collectively, the “December 2023 Private Placement”). The Company held an initial closing of the December 2023 Private Placement, at which it received $400,000 in proceeds on December 15, 2023. On January 19, 2024, the Company issued an additional convertible debenture under the December 2023 Convertible SPA in the principal amount of $500,000 to Supurna VedBrat (the “VedBrat Debenture”), a director of the Company, for a purchase price equal to the principal amount of the VedBrat Debenture. Also on January 19, 2024, Ms. VedBrat became a party to the December 2023 Convertible SPA and entered into a letter agreement with the Company (the “Letter Agreement”) with respect to her investment in the Company pursuant to the VedBrat Debenture. On February 7, 2024 the Company issued an additional convertible debenture under the December 2023 Convertible SPA in the principal amount of $200,000 and may sell additional Debentures at additional closings from time to time.

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The December 2023 Convertible Debentures bear interest, in arrears, at a rate of 13% per annum, payable semi-annually commencing on June 15, 2024, and matures on December 15, 2025. Interest is payable in kind, subject to the right of the Company to make any interest payments in cash. Such debentures are convertible into the Company’s Ordinary Shares, at the election of the holder at any time at an initial conversion price of $10.00 per Ordinary Share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. In addition, if the average volume weighted average price of the Ordinary Shares for the 30 trading days immediately preceding December 15, 2024 (the “Average VWAP”) is less than the Conversion Price then in effect, the Conversion Price will be adjusted to an amount equal to such Average VWAP, subject to a floor of 85% of the Conversion Price then in effect. The Company has the right to require the Debentures to be converted into Ordinary Shares if the closing price of the Ordinary Shares exceeds 130% of the then-applicable Conversion Price for any 20 trading days within a consecutive 30 trading day-period. Holders of the December 2023 Convertible Debentures have the right to require the Company to repurchase the December 2023 Convertible Debentures for a price equal to 101% of the outstanding principal amount of the December 2023 Convertible Debentures, plus any accrued but unpaid interest, in the event of a “Fundamental Change” (as defined in the December 2023 Convertible Debentures).

Pursuant to the terms of the Letter Agreement, the Company has (i) granted Ms. VedBrat certain most favored nations rights with respect to future issuances of securities while the VedBrat Debenture is outstanding and (ii) agreed to issue to Ms. VedBrat, warrants to purchase a number of Ordinary Shares equal in value as of December 15, 2023 to ten percent (10%) of the original principal balance of the VedBrat Debenture, at an exercise price of $8.50 per share. The Company entered into a substantially similar letter agreement with the first investor that purchased December 2023 Convertible Debentures at the initial closing under the December 2023 Convertible SPA.

On February 1, 2024, the Company and Bruce Goldberg entered into an employment agreement, pursuant to which Mr. Goldberg agreed to be employed by the Company as its General Counsel, and the Company agreed to pay to Bruce Goldberg a one-time bonus of $15,000 in Ordinary Shares, with the number of shares to be calculated by dividing $15,000 by the Volume-Weighted Average Price of the Company’s stock over the ten (10) trading days ending three (3) trading days prior to February 23, 2024, calculated to be $6.5824.

On March 28, 2024, the Company entered into a Securities Purchase Agreement (the “March 2024 SPA”) with Supurna VedBrat and Krishnan-Shah Family Partners, LP (together, the “2024 Purchasers”). Ms. VedBrat is a director of the Company. Ajay Shah, another director of the Company, and his wife, are trustees of the general partner of the Krishnan-Shah. Pursuant to the terms of the March 2024 SPA, the Company agreed to issue and sell to the 2024 Purchasers, and the 2024 Purchasers agreed to purchase from the Company, an aggregate of up to $2.0 million in principal amount of the senior secured notes (the “2024 SPA Notes”), for a purchase price equal to the principal amount of the 2024 SPA Notes. Each of the 2024 Purchasers purchased $500,000 in principal amount of the 2024 SPA Notes on the date of the March 2024 SPA (the “March 2024 Notes”). On May 23, 2024, Ms. VedBrat purchased an additional $500,000 in principal amount of the 2024 SPA Notes (the “May 2024 Note”).

Pursuant to the terms of the March 2024 SPA, the Company agreed to issue to each Purchaser warrants to purchase, for each $10,000 in original principal amount of 2024 SPA Notes purchased, 1,000 Ordinary Shares. Each warrant will be exercisable at any time during the period commencing on March 28, 2025 (the “Vesting Date”) through March 28, 2031 (or until the dissolution, liquidation or winding up of the Company, if earlier). The exercise price of the warrants is equal to 80% of the lower of (i) the VWAP of the Company’s Ordinary Shares, as reported on the relevant market or exchange, over the 60 trading days subsequent to the first loan funding, (ii) the opening price of any public offering of straight equity securities of the Company occurring within six months after the issue date of the warrants and (iii) the VWAP of the Ordinary Shares over the 60 trading days immediately prior to the Vesting Date. The warrants have customary anti-dilution protections in the event the Company declares dividends or distributions on the Ordinary Shares or subdivides, combines or reclassifies its outstanding Ordinary Shares. On April 22, 2024, the Company issued warrants to purchase 50,000 Ordinary Shares to Krishnan-Shah. On June 20, 2024, the Company issued warrants to purchase 50,000 Ordinary Shares to Ms. VedBrat. On October 27, 2024, the Company issued warrants to purchase another 50,000 Ordinary Shares to Ms. VedBrat.

On April 1, 2024, the Company entered into a consulting agreement with Carriage House, pursuant to which Carriage House agreed to offer its services as a consultant to the Company and the Company agreed to issue up to 100,000 Ordinary Shares to Carriage House as consideration for services rendered by Carriage House under the consulting agreement.

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On April 15, 2024, Roadzen (DE) entered into a consulting agreement with Sawyer-Dickinson, a corporation organized and existing under the laws of the State of Delaware, pursuant to which Sawyer-Dickinson agreed to provide certain services in business in business communications and corporate strategy, and Sawyer-Dickinson shall receive 950 Ordinary Shares of the Company upon the completion of each three-month period from the date of engagement and continuing each three-month period thereafter through April 14, 2025, unless sooner terminated or extended.

On December 27, 2024, the Company entered into the Subscription Agreements with related parties, Marco Polo and Avacara. Pursuant to the terms of the Subscription Agreements, on that date, approximately $3.5 million in aggregate of liabilities of the Company to such entities was canceled in exchange for the issuance of an aggregate of 1,227,857 Ordinary Shares (with 892,857 Shares issued to Marco Polo and 335,000 Shares issued to Avacara), as contemplated by the binding term sheets entered into by the Company on July 18, 2024 and reported in the Form 8-K filed by the Company on July 23, 2024. The Chairman of the Board of Roadzen, Steven Carlson, is one of the principal owners, and a controlling person, of Marco Polo.

The selling securityholders named in this prospectus may offer and sell up to an aggregate of 3,470,079 Ordinary Shares. The number of Ordinary Shares offered for sale by such selling securityholders consists of (i) 2,279 Ordinary Shares to be issued to Bruce Goldberg pursuant to his employment agreement with the Company dated as of February 1, 2024; (ii) 100,000 Ordinary Shares to be issued to Carriage House pursuant to a consulting agreement dated as of April 1, 2024; (iii) 158,823 Ordinary Shares by Supurna VedBrat, including 58,823 Ordinary Shares issued pursuant to December 2023 Convertible Debentures, and 100,000 Ordinary Shares issuable upon exercise of the warrants issued in connection with the March 2024 SPA; (iv) 70,588 Ordinary Shares issued to TLG pursuant to and in connection with December 2023 Convertible Debentures; (v) 1,900 Ordinary Shares to be issued to Sawyer-Dickinson pursuant to a consulting agreement dated as of April 15, 2024; (vi) 50,000 Ordinary Shares to Krishnan-Shah issuable upon exercise of the warrants issued pursuant to the March 2024 SPA; (vii) 1,582,517 Ordinary Shares by Mizuho, including 150,000 Ordinary Shares issued to Mizuho pursuant to a subscription agreement between Mizuho and Vahanna dated as of November 22, 2021, and 1,432,517 Ordinary Shares issuable upon exercise of the warrants dated as of May 14, 2024; (viii) 25,000 Ordinary Shares transferred to Abha Kumar by Vahanna LLC on September 27, 2024; (ix) 25,000 Ordinary Shares transferred to Diane Glossman by Vahanna LLC on September 27, 2024; (x) 892,857 Ordinary Shares issued to Marco Polo pursuant to a subscription agreement dated as of December 27, 2024; (xi) 335,000 Ordinary Shares issued to Avacara pursuant to a subscription agreement dated as of December 27, 2024; and (xii) 226,115 Ordinary Shares issuable upon exercise of the warrants issued to employees of ThinkEquity dated as of January 6, 2025 and December 15, 2024.

Our Ordinary Shares and public warrants are currently listed on Nasdaq under the symbol “RDZN” and “RDZNW,” respectively. We will not receive any of the proceeds of sales by the selling securityholders of any of the shares covered by this prospectus.

When we refer to the “selling securityholder” or “selling shareholders” in this prospectus, we are referring to the holders of the foregoing securities, and their transferees, pledgees or donees, or their respective successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

5

THE OFFERING

Ordinary Shares offered by the selling securityholders herein:	3,470,079 shares

Ordinary Shares outstanding:	74,190,986 shares

Use of Proceeds:	We will not receive any proceeds from the sale of the Ordinary Shares by the selling securityholders.

The Offering Price:	The selling securityholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

The Nasdaq Stock Market Symbol:	RDZN

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Ordinary Shares.

6

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward Looking Statements” above, the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and in any subsequent Quarterly Report on Form 10-Q, as well as those incorporated by reference into this prospectus or any applicable prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling securityholders.

DETERMINATION OF OFFERING PRICE

The selling securityholders will offer Ordinary Shares at the prevailing market prices or a privately negotiated price as they may determine from time to time.

The offering price of our Ordinary Shares to be sold by the selling securityholders do not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities markets.

In addition, there is no assurance that our Ordinary Shares will trade at market prices in excess of the offering price as prices for Ordinary Shares in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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SELLING SECURITYHOLDERS

The following table sets forth certain information as of February 3, 2025 regarding the selling securityholders and the Ordinary Shares currently owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the selling securityholders named in the table have, based on written representations from the selling securityholders, sole voting and investment power with respect to the shares set forth opposite their names. The percentage of ownership of the selling securityholders in the following table is based upon 74,190,986 Ordinary Shares outstanding as of February 3, 2025. Information with respect to shares beneficially owned prior to the offering includes all shares being offered pursuant to this prospectus.

Other than as described in the footnotes below, none of the selling securityholders or their affiliates has held a position as an officer or director of the Company, nor do the selling securityholders or any of their affiliates have any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling securityholders. The Ordinary Shares being offered is being registered to permit secondary trading of the shares and the selling securityholders may offer all or part of the Ordinary Shares owned for resale from time to time. We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Ordinary Shares. Other than as described in the footnotes below, the selling securityholders do not have any family relationships with our officers, directors or controlling shareholders.

The term “selling securityholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling securityholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the Ordinary Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name transferees, pledgees, donees or other successors in interest to any named selling securityholders who are able to use this prospectus to resell the securities registered hereby.

The information in the table below and the footnotes thereto regarding Ordinary Shares to be beneficially owned after the offering assumes the sale of all shares being offered by the selling securityholders under this prospectus.

	Ordinary Shares
Name of Selling Shareholder	Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering

Bruce Goldberg(1)	102,279	2,279	100,000	*
Carriage House Capital, Inc.(2)	100,000	100,000	-	*
Supurna VedBrat(3)	170,373	158,823	11,550	*
TLG Fund I, LP(4)	333,945	70,588	263,357	*
Sawyer-Dickinson Capital Advisors, Inc.(5)	1,900	1,900	-	*
Krishnan-Shah Family Partners, LP(6)	537,399	50,000	487,399	*
Mizuho Securities USA, LLC(7)	1,582,517	1,582,517	-	*
Abha Kumar(8)	25,000	25,000	-	*
Diane Glossman(9)	25,000	25,000	-	*
Marco Polo Securities, Inc.(10)	892,857	892,857	-	*
Avacara PTE Ltd.(11)	17,473,213	335,000	17,138,213	22.5%
Ramnarain Jaigobind(12)	71,678	71,678	-	*
Chirag Choudhary(13)	15,376	15,376	-	*
Eric Lord(14)	30,526	30,526	-	*
Kevin Mangan(15)	26,455	26,455	-	*
Davis Moshier(16)	11,757	11,757	-	*
Nelson Baquet(17)	678	678	-	*
Maria Robles(18)	340	340	-	*
Craig Skop(19)	11,645	11,645	-	*
Jeffrey Singer(20)	678	678	-	*
Scott Rothbaum(21)	11,757	11,757	-	*
William Baquet(22)	40,197	40,197	-	*
Charles Giordano(23)	3,008	3,008	-	*
Phyllis Henderson(24)	1,600	1,600	-	*
Kolinda Tomasic(25)	420	420	-	*

* Represents beneficial ownership of less than 1%.

(1)	Bruce Goldberg is the General Counsel of the Company. The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 100,000 Ordinary Shares underlying the restricted stock units issued and 2,279 Ordinary Shares to be issued to Mr. Goldberg as a one-time bonus pursuant to his employment agreement with the Company dated February 1, 2024.
(2)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 100,000 Ordinary Shares to be issued to Carriage House pursuant to a consulting agreement dated as of April 1, 2024.
(3)	Supurna VedBrat is a director of the Company. The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 11,550 Ordinary Shares held by Ms. VedBrat as reported in her Form 4 dated as of September 3, 2024, 58,823 Ordinary Shares issued pursuant to December 2023 Convertible Debentures, and 100,000 Ordinary Shares issuable upon exercise of the warrants issued in connection with the March 2024 SPA.
(4)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 487,399 Ordinary shares issued to TLG prior to the Business Combination and 70,588 Ordinary Shares issued to TLG pursuant to and in connection with December 2023 Convertible Debentures.
(5)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 1,900 Ordinary Shares to be issued to Sawyer-Dickinson pursuant to a consulting agreement dated as of April 15, 2024.
(6)	Ajay Shah, a director of the Company, and his wife, are trustees of the general partner of Krishnan-Shah. The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 487,399 Ordinary Shares as reported in Form 4 filed by Ajay Shah on December 15, 2023 and 50,000 Ordinary Shares issuable upon exercise of the warrants issued pursuant to the March 2024 SPA.
(7)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 150,000 Ordinary Shares issued to Mizuho pursuant to a subscription agreement between Mizuho and Vahanna dated as of November 22, 2021, and 1,432,517 Ordinary Shares issuable upon exercise of the warrants dated as of May 14, 2024.
(8)	Abha Kumar was a director of Vahanna. The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 25,000 Ordinary Shares transferred by Vahanna LLC pursuant to an agreement between Abha Kumar and Vahanna prior to the Business Combination.
(9)	Diane Glossman is a director of the Company and was a director of Vahanna. The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 25,000 Ordinary Shares transferred by Vahanna LLC pursuant to an agreement between Diane Glossman and Vahanna prior to the Business Combination.
(10)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 892,857 Ordinary Shares issued on December 31, 2024 pursuant to a subscription agreement dated December 27, 2024 between Marco Polo and the Company dated December 27, 2024. Marco Polo is a registered broker-dealer and received the Ordinary Shares listed in the table above other than as transaction-based compensation. Accordingly, Marco Polo is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Chairman of the Board of Roadzen, Steven Carlson, is one of the principal owners, and a controlling person, of Marco Polo.
(11)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 17,138,213 Ordinary Shares issued to Avacara prior to the Business Combination and 335,000 Ordinary Shares issued on December 31, 2024 pursuant to a subscription agreement between Avacara and the Company dated December 27, 2024. Mr. Rohan Malhotra, the Chief Executive Officer and a director of the Company, is the majority shareholder and managing director of Avacara, a Singapore corporation with offices located at 14 Robinson Road, #12-01/02, Far East Finance Building, Singapore, 048545.
(12)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 36,455 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 35,223 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(13)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 7,820 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 7,556 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(14)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 15,525 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 15,001 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(15)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 13,455 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 13,000 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(16)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 5,979 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 5,778 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(17)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 345 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 333 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(18)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 173 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 167 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(19)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 5,923 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 5,722 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(20)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 345 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 333 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(21)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 5,979 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 5,778 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(22)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 20,451 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 19,746 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(23)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 1,530 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 1,478 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(24)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 800 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 800 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.
(25)	The shares reported under “Number Beneficially Owned Prior to the Offering” consist of 220 Ordinary Shares underlying warrants issued in connection with the Underwriting Agreement between ThinkEquity and the Company, and 200 Ordinary Shares issued in connection with the Agency Agreement between ThinkEquity and the Company.

8

PLAN OF DISTRIBUTION

We are registering the resale by the selling securityholders of up to 3,470,079 Ordinary Shares.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from selling securityholders as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling securityholders may dispose of their securities by one or more of, or a combination of, the following methods:

●	distributions to members, partners, shareholders or other equityholders of the selling securityholders;
●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of the Nasdaq;
●	through trading plans entered into by selling securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling securityholder that is an entity may elect to make an in-kind distribution of ordinary shares to its members, partners, shareholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, shareholders or other equityholders are not affiliates of ours, such members, partners, shareholders or other equityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

9

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

10

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Roadzen is a BVI business company limited by shares and its affairs is governed by its Memorandum and Articles of Association and the BVI Companies Act (each as amended or modified from time to time). As provided in the Memorandum and Articles of Association, subject to the BVI Companies Act, Roadzen has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. The registered office of Roadzen is c/o Maples Corporate Services Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

The authorized shares of Roadzen consists of 220,000,000 Ordinary Shares and 60,000,000 preference shares, par value $0.0001 per share (“Preference Shares”).

Ordinary Shares

Each Ordinary Share confers upon the shareholder:

a. the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders;

b. subject to any rights that may be granted to holders of Preference Shares in the future, the right to an equal share in any distribution paid by Roadzen in accordance with the BVI Companies Act; and

c. subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in the distribution of the surplus assets of Roadzen on its liquidation in accordance with the BVI Companies Act.

Ordinary Shares have the same rights and privileges and rank equally, share ratably and be identical in all respect to all matters.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, New York 10004.

Listing

Roadzen’s Ordinary Shares are listed and traded on Nasdaq under the trading symbol “RDZN.”

11

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to the provisions of the BVI Companies Act, the Amended and Restated Memorandum and Articles of Association of Roadzen provides that Roadzen may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Roadzen; or

(b) is or was, at the request of Roadzen, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the BVI Companies Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of Roadzen and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The Registrant shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Roadzen or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association and upon such other terms and conditions, if any, as Roadzen deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of Roadzen.

The Registrant may purchase and maintain insurance in relation to any person who is or was a director of Roadzen, or who at the request of Roadzen is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Roadzen has or would have had the power to indemnify the person against the liability under the Amended and Restated Memorandum and Articles of Association.

In addition, Roadzen may maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to Roadzen with respect to payments which may be made by Roadzen to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

12

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Maples & Calder.

EXPERTS

The consolidated financial statements of Roadzen Inc. as of March 31, 2024 and 2023, and for each of the years in the two-year period ended March 31, 2024, have been incorporated by reference herein in reliance upon the report of ASA & Associates LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on July 1, 2024, as amended;

2. our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the SEC on August 13, 2024;

3. our Quarterly Report on Form 10-Q for the six months ended September 30, 2024, filed with the SEC on November 13, 2024;

4. our Current Reports on Form 8-K filed with the SEC on January 6, 2025; January 2, 2025; December 17, 2024, December 12, 2024, November 13, 2024, November 8, 2024, September 27, 2024; September 9, 2024, August 13, 2024; July 31, 2024; July 23, 2024; July 18, 2024, July 1, 2024; April 26, 2024 and April 4, 2024; and

5. the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-41094) filed on November 19, 2021, and any amendments or reports filed for the purposes of updating this description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Roadzen Inc., 111 Anza Blvd, Suite 109, Burlingame, California 94010, or by telephone at (650) 414-3530. Information about us is also available at our website at www.roadzen.ai. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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ROADZEN INC.

3,470,079 Ordinary Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its Ordinary Shares, including any brokerage commissions or costs of sale. Following is an itemized statement of all expenses in connection with this registration statement. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fee	$796.90
Printing	5,000	*
Legal fees and expenses	$10,000	*
Accounting fees and expenses	$5,000	*
Miscellaneous	5,000	*
Total	$25,796.90	*

*	These fees are estimated and accordingly are subject to change.

Item 15. Indemnification of Directors and Officers.

Subject to the provisions of the BVI Companies Act, the Amended and Restated Memorandum and Articles of Association of Roadzen provides that Roadzen may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Roadzen; or

(b) is or was, at the request of Roadzen, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the BVI Companies Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of Roadzen and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The Registrant shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Roadzen or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association and upon such other terms and conditions, if any, as Roadzen deems appropriate.

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The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of Roadzen.

The Registrant may purchase and maintain insurance in relation to any person who is or was a director of Roadzen, or who at the request of Roadzen is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Roadzen has or would have had the power to indemnify the person against the liability under the Amended and Restated Memorandum and Articles of Association.

In addition, Roadzen may maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to Roadzen with respect to payments which may be made by Roadzen to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

Exhibit Number	Description of Document
1.1(6)	Underwriting Agreement dated December 15, 2024 between Roadzen Inc. and ThinkEquity LLC.
3.1(1)	Amended and Restated Memorandum and Articles of Roadzen Inc.
4.1(2)	Warrant Agreement, dated November 22, 2021.
4.2(1)	Form of Specimen Ordinary Shares Certificate of Roadzen Inc.
4.2(3)	Form of Convertible Debenture
4.3(1)	Form of Warrant Certificate of Roadzen, Inc.
4.4(4)	Form of Placement Agent Warrant
4.5(6)	Form of Pre-Funded Warrant.
4.6(6)	Form of Representative Warrant.
4.7(7)	Amended and Restated Senior Secured Note, dated July 26, 2024.
4.8(9)	Form of Warrants.
10.1(4)	Placement Agency Agreement, dated January 2, 2025
10.2(5)	Form of Subscription Agreement, dated as of December 27, 2024
10.3(5)	Form of Lock-Up Agreement, dated as of December 27, 2024
10.4(7)	Amendment No. 1 to the Senior Secured Note Purchase Agreement, dated as of July 26, 2024.
10.5(8)	Form of Binding Term Sheets dated as of July 18, 2024.
10.6(10)	Securities Purchase Agreement, dated as of March 28, 2024.
10.7(3)	Securities Purchase Agreement, dated as of December 15, 2023, between Roadzen Inc. and the investors party thereto from time to time.
10.8(3)	Letter agreement, dated as of January 19, 2024, between Roadzen Inc. and Supurna VedBrat.
5.1	Opinion of Maples & Calder*
23.1	Consent of ASA & Associates LLP *
23.2	Consent of Maples & Calder (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)
107	Filing Fee Table*

The following exhibits are filed with this Registration Statement.

*	Filed herewith.

(1)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on September 26, 2023.
(2)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on November 29, 2021.

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(3)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on January 24, 2024.
(4)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on January 6, 2025.
(5)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on January 2, 2025.
(6)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on December 17, 2024.
(7)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on July 31, 2024.
(8)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on July 23, 2024.
(9)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on April 26, 2024.
(10)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on April 4, 2024.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on this 4th day February, 2025.

Roadzen Inc.

/s/ Rohan Malhotra
Name:	Rohan Malhotra
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rohan Malhotra and Jean-Noël Gallardo and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rohan Malhotra	Chief Executive Officer and Director	February 4, 2025
Rohan Malhotra	(Principal Executive Officer)

/s/ Jean-Noël Gallardo	Chief Financial Officer	February 4, 2025
Jean-Noël Gallardo	(Principal Financial and Accounting Officer)

/s/ Steven Carlson	Chairman and Director	February 4, 2025
Steven Carlson

/s/ Saurav Adhikari	Director	February 4, 2025
Saurav Adhikari

/s/ Ajay Shah	Director	February 4, 2025
Ajay Shah

/s/ Supurna VedBrat	Director	February 4, 2025
Supurna VedBrat

/s/ Zoë Ashcroft	Director	February 4, 2025
Zoë Ashcroft

/s/ Diane B. Glossman	Director	February 4, 2025
Diane B. Glossman

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